                       [LETTERHEAD OF LATHAM & WATKINS]




                              October 20, 1998





Park Place Entertainment Corporation
3930 Howard Hughes Parkway
4th Floor
Las Vegas, Nevada  89109

Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California  90210



Ladies & Gentlemen:

     We have acted as tax counsel to Park Place Entertainment Corporation, a Delaware corporation ("Park Place"), in connection with the merger (the "Merger") of Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Park Place ("Merger Sub") with and into Grand Casinos, Inc., a Minnesota corporation ("Grand"), with Grand as the surviving corporation, pursuant to that certain Agreement and Plan of Merger among Park Place (formerly known as Gaming Co., Inc.), Grand, Lakes Gaming, Inc., a Minnesota corporation (formerly known as GCI Lakes, Inc.), Hilton Hotels Corporation, a Delaware corporation ("Hilton") and Merger Sub, dated as of June 30, 1998, (together with all exhibits and amendments thereto, the "Merger Agreement"). In addition, we have acted as tax counsel to Hilton in connection with the Hilton Distribution (as such term is defined in the Merger Agreement). Park Place has requested our opinion regarding all of the material federal income tax consequences of the Merger to Park Place and Park Place stockholders. In addition, Hilton has

Park Place Entertainment Corporation
Hilton Hotels Corporation
October 20, 1998
Page 2

requested our opinion regarding all of the material federal income tax consequences of the Hilton Distribution to Hilton and Hilton stockholders.

     In formulating our opinion, we examined such documents as we deemed appropriate, including (i) the Merger Agreement, (ii) the Joint Proxy Statement/Prospectus originally filed by Hilton and Grand with the Securities and Exchange Commission (the "Commission") on August 14, 1998 (the "Joint Proxy Statement"), (iii) the Registration Statement on Form S-4, registration number 333-65645, as filed by Hilton with the Commission on October 20, 1998, in which the Joint Proxy Statement/Prospectus is included as a prospectus (with all amendments and exhibits thereto, the "Registration Statement"), (iv) the ruling request that Hilton has filed with the Internal Revenue Service regarding the Hilton Distribution and all exhibits and supplemental submissions thereto (the "Hilton Ruling Request"), and (v) the Hilton Distribution Agreement (which is attached as an exhibit to the Merger Agreement). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Hilton, Park Place, and Grand.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Hilton Distribution, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (3) the accuracy of the statements and facts concerning the Hilton Distribution set forth in the Hilton Distribution Agreement, the Hilton Ruling Request, the Joint Proxy Statement, and the Registration Statement, (4) the consummation of the Hilton Distribution in the manner contemplated by, and in accordance with the terms set forth in, the Hilton Distribution Agreement, the Hilton Ruling Request, the Joint Proxy Statement, and the Registration Statement, and (5) the accuracy of (i) the factual representations made by Grand, which are set forth in the certificate delivered to us by Grand, dated the date hereof (the "Grand Certificate"), (ii) the factual representations made by Park Place, which are set forth in the certificate delivered to us by Park Place, dated the date hereof (the "Park Place Certificate"), (iii) the factual representations made by Hilton, which are set forth in the certificate delivered to us by Hilton, dated the date hereof (the "Hilton Certificate"), and (iv) the factual representations made by certain shareholders of Hilton in certificates delivered to us by such persons, each dated the date hereof (collectively, the "Shareholder Certificates").

     Our opinion addresses the federal income tax consequences of the Hilton Distribution to Hilton stockholders solely in their capacity as stockholders of Hilton, and no opinion is expressed about the federal income tax consequences of the Hilton Distribution to any Hilton stockholder acting in any other capacity (e.g., as an employee of Hilton). In addition, our opinion does not address the federal income tax consequences of the Hilton Distribution to a Hilton stockholder other than United States stockholders who hold Hilton stock as a capital asset. Also, our opinion does not address the federal income tax consequences of the Hilton Distribution that may affect particular holders of Hilton Common Stock (as such term is defined

Park Place Entertainment Corporation
Hilton Hotels Corporation
October 20, 1998
Page 3

in the Registration Statement) in light of their individual circumstances, nor with certain types of holders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers, holders owning stock as part of a "straddle," "hedge," or "conversion transaction," holders who acquired their Hilton Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation, and holders of Hilton Common Stock who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships, or foreign estates or trusts for United States federal income tax purposes).

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that:

          (i) for federal income tax purposes, no gain or loss will be recognized by Park Place or Park Place stockholders as a result of the Merger;

          (ii) for federal income tax purposes, although not free from doubt, (a) no gain or loss will be recognized by (and no amount will be included in the income of) a holder of Hilton Common Stock upon the stockholder's receipt of Park Place Common Stock (as such term is defined in the Registration Statement) in the Hilton Distribution; (b) no gain or loss will be recognized by Hilton with respect to the distribution of Park Place Common Stock in the Hilton Distribution; (c) the aggregate bases of the Hilton Common Stock and the Park Place Common Stock received by a stockholder of Hilton in the Hilton Distribution will be the same as the aggregate basis of the Hilton Common Stock held by the stockholder immediately before the Hilton Distribution, allocated in proportion to the fair market value of the Hilton Common Stock and the Park Place Common Stock; and (d) the holding period of the Park Place Common Stock each stockholder of Hilton receives in the Hilton Distribution will include the holding period of the stockholder's Hilton Common Stock with respect to which the Park Place Common Stock was received in the Hilton Distribution; and

          (iii) the information set forth in the Registration Statement under the captions "Material Federal Income Tax Consequences of the Transactions -- Consequences of the Hilton Distribution and the Grand Distribution -- Consequences of the Hilton Distribution to Hilton and Hilton Stockholders" and "Material Federal Income Tax Consequences of the Transactions --Consequences of the Merger -- Consequences of the Merger to Park Place and Park Place Stockholders," to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is an accurate summary of all of the material federal income tax consequences of the Hilton Distribution to Hilton and the stockholders of Hilton and of the Merger to Park Place and the stockholders of Park Place, respectively.

Park Place Entertainment Corporation
Hilton Hotels Corporation
October 20, 1998
Page 4


     The opinion set forth in subparagraph (ii) above is not free from doubt because of the inherently factual nature of certain of the analysis and requirements necessary to qualify the Hilton Distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). We express no opinion concerning any tax consequences of the Hilton Distribution, the Merger, or of any of the other Transactions (as such term is defined in the Registration Statement) other than those specifically set forth herein.

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncement of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or the Hilton Distribution, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, including those contained in the Merger Agreement, the Hilton Distribution Agreement, the Joint Proxy Statement, the Registration Statement, the Hilton Ruling Request, the Hilton Certificate, the Grand Certificate, the Park Place Certificate, and the Shareholder Certificates, whether as of the date hereof or at any time from the date hereof through and including the Effective Time, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     This opinion is rendered only to you, and is solely for your use and the use of your stockholders in connection with the filing of the Registration Statement with the Commission. This opinion may not be relied upon by you or your stockholders for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the headings "Material Federal Income Tax Consequences of the Transactions--Consequences of the Hilton Distribution and the Grand Distribution-- Consequences of the Hilton Distribution to Hilton and Hilton Stockholders," "Material Federal Income Tax Consequences of the Transactions --Consequences of the Merger -- Consequences of the Merger to Park Place and Park Place Stockholders," and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Latham & Watkins